Exhibit 99.1

7961 SHAFFER
PARKWAY SUITE 5
LITTLETON, COLORADO
80127 TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Results from a Preliminary Assessment of its Yellow Pine Gold Project, Idaho

Denver, Colorado November 13, 2006 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce results from a preliminary assessment at its Yellow Pine project in Valley County, Idaho, that is expected to be completed in November 2006, by Pincock Allen & Holt (“PAH”) of Lakewood, Colorado, in accordance with Canadian National Instrument 43-101 standards under the direction of Richard Lambert, P.E. and Barton Stone, P.G., both independent qualified persons. This preliminary assessment will be filed on SEDAR by the Corporation.

The Yellow Pine project is located in the Salmon River Mountains of central Idaho in an area of historical gold, antimony and tungsten mining know as the Stibnite or Yellow Pine Mining District.  The district is located about 60 miles east of McCall, Idaho, and 10 miles southeast of the small settlement of Yellow Pine, Idaho.  Historically, the mine has produced about 700,000 ounces of gold from a combination of byproduct gold from tungsten and antimony mining and more recent heap-leach production from oxide ore.  The remaining mineral resource consists of sulfide mineralization lying below and along strike from the existing open pit.

PAH reviewed the mineral resources it had estimated in a report completed on November 17, 2003, in compliance with NI 43-101 standards, the results of which were previously reported by Vista in a press release dated November 19, 2003, and confirmed the estimates are still valid. At a cutoff grade of 0.025 ounces of gold per ton, the mineral resources are:

	Short Tons	Grade	Contained Gold Ounces
	(000s)	(ounces per ton)
Measured resources (1)	16,332	0.070	1,147,000
Indicated resources (1)	17,503	0.061	1,071,000
Measured and indicated resources (1)	33,835	0.066	2,218,000
Inferred resources (2)	16,047	0.051	819,000

(1)    Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This table uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2)    Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

In undertaking the preliminary assessment, PAH considered the economic and technical parameters associated with development of the mineral resources by open-pit mining.  The study, based on PAH’s review of previous technical studies and their own work, determined the best treatment approach would be an on-site plant to produce a flotation concentrate that would be refined off-site.  The potential development would produce an estimated 1.9 million ounces of gold over a 10-year life.

The total capital cost over the project life was estimated by PAH to be US$170 million and preproduction capital was estimated by PAH to be US$150 million.  According to the PAH study, at long-term gold prices over US$550 per ounce, the project appears to be viable. PAH estimated that at a gold price of US$630 per ounce, the Yellow Pine project demonstrates favorable economics, with a net cash flow of US$266 million, a net present value of US$126 million at a 5% discount rate and an internal rate of return of 19%.  The preliminary assessment is preliminary in nature and includes inferred mineral resources (3% inferred and 97% measured and indicated) that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary assessment will be realized.  Mineral resources and that are not mineral reserves do not have demonstrated economic viability.

Mike Richings, President and CEO, commented, “Most investors are aware that Vista plans to enter into a transaction that will result in the transfer of our Nevada-based properties into our newly incorporated, wholly-owned subsidiary, Allied Nevada Gold Corp. and the acquisition by Allied Nevada of the Nevada-based mineral assets of Carl and Janet Pescio.  As part of this transaction, which is subject to receipt of shareholder, regulatory and other required approvals, Vista would distribute most of its Allied Nevada common stock to our shareholders, all pursuant to the terms of an Arrangement Agreement among Vista, Allied Nevada and the Pescios as previously disclosed.  We believe that the current market price of our securities does not adequately reflect the underlying value of our Nevada properties.  By transferring these Nevada assets to Allied Nevada and the acquisition of the Nevada-based assets of the Pescio Group by Allied Nevada to create a single, Nevada-focused gold company, we believe that our shareholders will be more likely to realize the value of those underlying assets over time.  The results of the PAH study on Yellow Pine, together with the earlier released results on a more detailed study at Paredones Amarillos as presented in the Corporation’s press release dated January 30, 2006, supports management’s belief that substantial value would remain in Vista following the transaction.  We are planning to complete a similar study on the Mt. Todd project before the end of the year and a detailed feasibility study on the Awak Mas project in 2007.”

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  The statements made in this press release about reserve and resource estimates, gold prices, production costs and estimated project economics, are forward-looking statements.  Other forward-looking statements include but are not limited to those with respect to the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Allied Nevada, as well as the benefits expected to result from the contemplated transaction.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates and related economic analyses; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista’s ability to complete the proposed transaction including risks that Vista may be unable to obtain required securityholder, court or third party approvals; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.